EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark K. Mason, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of HomeStreet, Inc. on Form 10-K for the fiscal year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of HomeStreet, Inc.

A signed original of this written statement required by Section 906 has been provided to HomeStreet, Inc. and will be retained by HomeStreet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 29, 2012	By:	/s/ Mark K. Mason
Mark K. Mason
President and Chief Executive Officer

I, David E. Hooston, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of HomeStreet, Inc. on Form 10-K for the fiscal year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of HomeStreet, Inc.

A signed original of this written statement required by Section 906 has been provided to HomeStreet, Inc. and will be retained by HomeStreet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 29, 2012	By:	/s/ David E. Hooston
David E. Hooston
Executive Vice President Chief Financial Officer